UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2012

DIAL GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 W. 42nd Street New York, NY		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 967-2888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s	Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 5.02(c)(3) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Section 5 Corporate	Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) (1) Effective June 25, 2012, Jean Clifton (“Clifton”) is appointed Executive Vice President and Chief Financial Officer of Dial Global, Inc. (the “Company”). A copy of the press release announcing Clifton’s appointment is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety

(2) Ms. Clifton, age 51, is a founder of Platinum Strategic Partners, LLC, an advisory services and investment company which handles matters as diverse as finance, M&A, operations, strategic planning, sales, marketing, process re-engineering and executive recruitment. Since October 2010, she has been involved in several projects with the owners of Penton Media on various portfolio companies and in connection therewith has served as Interim CFO of Jones & Frank and as Interim CFO and Chief Administrative Officer of Olympus Media. From May 2008 to October 2010, she served as EVP and Chief Financial Officer of Penton Media, Inc., a diversified multimedia B2B media and business services company. She was SVP and CFO of Reader’s Digest Association from August 2007 to April 2008 and prior thereto, spent twenty years at Journal Register Company in various capacities, including President and Chief Operating Officer (2005-06) and EVP, CFO and Treasurer from 1989 to 2005. Ms. Clifton has a B.B.A. from the University of Michigan.

(3) On June 13, 2012, the Company entered into an employment agreement with Jean Clifton, Executive Vice President and Chief Financial Officer. The summary of the employment agreement that appears below does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein in their entirety.

The term of Clifton’s employment agreement is for three years, commencing June 25, 2012. If the Company determines not to extend Clifton’s employment agreement, the Company shall provide notice of such non-renewal to Clifton no later than the 90th day prior to the stated termination date. Unless otherwise terminated pursuant to such notice, if Clifton continues to be employed beyond the stated expiration date, the employment agreement will be deemed to continue for an additional three-year term. The base salary for Clifton is $475,000 and she is eligible for an annual discretionary bonus of up to half her base salary, or $237,500 (such amount, the target annual bonus); provided that in 2012 she will receive a minimum guaranteed bonus of $86,305 (the pro rata portion of $166,250). In future years, 70% of Clifton’s target annual bonus shall be calculated based upon the achievement of certain financial objectives as determined by the Board (which shall be the same as the financial objectives utilized in the bonus calculations for each of the co-Chief Executive Officers) and the remaining 30% of such annual bonus shall be calculated based upon the achievement of “Management by Objectives,” as determined by the Board in consultation with Clifton. Clifton will receive a $25,000 annual commutation allowance (to be paid in full to the extent not used). Clifton is also eligible for discretionary annual equity awards at the discretion of the Compensation Committee or its designee.

In the event of a termination of Clifton’s employment by the Company other than for “cause” or by Clifton for “good reason” (each such term as defined in her employment agreement), Clifton will receive: (1) continued payment of her base salary for fifteen (15) months, payable in accordance with equal periodic installments, (2) accrued and unpaid base salary and unreimbursed business expenses (including the $25,000 commutation allowance); (3) the 2012 guaranteed bonus if Employee is terminated prior to payment thereof; (4) a pro rata portion of the actual performance bonus that would have been paid to her (as determined by the Compensation Committee) for the fiscal year in which the termination occurs; (5) then current entitlement, if any, under the Company’s employee benefit plans and programs, and (6) continued coverage under COBRA for fifteen (15) months after termination (or such earlier time as Clifton ceases to be eligible for COBRA or becomes eligible for coverage under the health insurance plan of a subsequent employer). In the event of a termination by the Company for cause or by reason of death or disability, Clifton would be entitled to the payments listed in clauses (2) – (5) above. Payment of these amounts and benefits are contingent on Clifton executing a fully effective waiver and general release.

If Clifton is terminated, she may not compete with the Company or its affiliates or solicit employees or customers of the Company or its affiliates for a “Restricted Period”. The “Restricted Period” shall be a period equal to the remainder of the term of Clifton’s employment agreement plus the period for which Clifton receives severance after the date of termination.

In connection with Clifton’s appointment, the Company’s Compensation Committee has approved an award to Clifton on June 25, 2012 (her start date) of a stock option to purchase 650,000 shares of Company Class A common stock. Such option will vest in equal one-quarter (1/4) increments on June 25, 2013, 2014, 2015 and 2016. The stock option was issued pursuant to the Company’s 2011 Stock Option Plan (the “2011 Plan”). Upon a change in control, in accordance with the terms of the 2011 Plan and the corresponding stock option agreement, all of Clifton’s outstanding equity awards will become fully vested and immediately exercisable and shall remain exercisable for such period as set forth in Section 7A of the stock option agreement. A copy of the Company’s 2011 Stock Option Plan was previously filed with the SEC on December 21, 2011 as part of an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934.

(e) The information in Item 5.02(c)(3) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

Section 9 Financial	Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective as of June 13, 2012, by and between the Company and Jean Clifton.

99.1	Press Release announcing the appointment of Jean Clifton as Chief Financial Officer and Executive Vice President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAL GLOBAL, INC.

Date: June 14, 2012	By:	/s/ Melissa Garza
		Name:	Melissa Garza
		Title:	General Counsel